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                                                                    Exhibit 99.3

                     CONSENT OF PETRIE PARKMAN & CO., INC.

   We hereby consent to the use of our opinion letter dated January 13, 1999 to the Board of Directors of Snyder Oil Corporation, which is included as Annex D to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such Joint Proxy Statement/Prospectus under the captions entitled "Summary--The Merger-- Fairness Opinions of Financial Advisors--Snyder's Fairness Opinion," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger--Snyder" and "The Merger--Opinions of Financial Advisors--Snyder's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        PETRIE PARKMAN & CO., INC.

                                             /s/ Jim Parkman
                                        By: ___________________________________

                                                 Jim Parkman
                                        Name: _________________________________

                                                 President
                                        Title: ________________________________

Houston, Texas
January 29, 1999